FOR IMMEDIATE RELEASE

Contact Information:

Robin Weinberg

(212) 840-0008

ir@soundview.com

SOUNDVIEW TECHNOLOGY ANNOUNCES

THIRD QUARTER 2003 RESULTS

Revenue Growth of 27%, Earnings Per Share of $0.03

October 20, 2003, Old Greenwich, CT — SoundView Technology Group, Inc. (Nasdaq:SNDV), parent of SoundView Technology Corporation, a research driven securities firm, today reported results for the third quarter ended September 30, 2003.

Third quarter Highlights

•                  Revenues for the third quarter were $30.1 million, compared to $25.8 million last quarter and $23.7 million for the third quarter a year ago.

•                  Expenses for the third quarter were $36.1 million, compared to $29.9 million last quarter and $35.1 million for the third quarter a year ago.

•                  The Company recorded an income tax benefit of $6.5 million in the quarter resulting from an income tax refund claim which resulted from a change in Federal tax laws.

•                  On a GAAP basis, the Company’s quarterly net income was $0.5 million or $0.03 per share based on 18.9 million weighted average shares, compared to a net loss of $2.3 million in the second quarter or $(0.13) per share on 18.4 million weighted average shares, and a net loss of $10.3 million or $(0.54) per share based on 19.1 million weighted average shares in the third quarter a year ago.

•                  Operating income(1) which excludes depreciation and amortization, amortization of intangible assets, charges related to stock based compensation and goodwill impairment was  $4.4 million or $0.23 per share for the quarter ended September 30, 2003 compared to operating income of $2.2 million or $0.12 per share last quarter and a loss of $5.7 million or ($0.30) per share for the third quarter a year ago.  The Company reported operating income of $7.8 million or $0.42 per share for the nine months ended September 30, 2003 in comparison with an operating loss of $28.2 million or $(1.48) per share for the comparable period in the prior year.

•                  The Company’s liquidity position (cash and cash equivalents, short term investments and receivables from clearing broker) decreased slightly to $137.1 million from $139.1 million last quarter.

•                  The Company reported book value(1) of $9.98 per share and tangible book value of $6.74 per share based on 20.8 million common shares and 0.8 million vested in-the-money options and warrants outstanding as of September 30, 2003.  Book value includes $5.8 million of proceeds from the assumed repayment of a note receivable for the sale of common stock and $5.7 million from the assumed exercises of vested in-the-money options and warrants outstanding.

“We are extremely pleased to report a profitable third quarter,” said Mark F. Loehr, Chief Executive Officer of SoundView.  “Revenues were up for both brokerage and investment banking.  Our positive results reflect the beginning trend of the market showing stronger signs of recovery.  We are seeing a positive outcome of our strategic hires made in the past 15 months and believe the strategy to expand our research footprint is working.  We continue to strategically invest in research, as indicated by our recent expansion into healthcare.”

“We believe we are well positioned to maintain our positive momentum through the hiring of talented people and the improving macroeconomic environment.  We are also encouraged by an increase in our investment banking deal pipeline.”

SUMMARY FINANCIAL HIGHLIGHTS

	Three Months Ended
	September 30, 2003	September 30, 2002
REVENUES:
Brokerage	23,799,540	22,175,634
Investment banking	4,738,803	2,737,553
Asset management fees	1,429,988	1,556,202
Interest and investment income	723,549	681,333
Loss on investments	(599,001)	(3,459,048)
Total revenues	30,092,879	23,691,674
Total expenses	36,144,291	35,143,632
Loss from operations	(6,051,412)	(11,451,958)
Gain on strategic investment	—	1,185,875
Income tax benefit	(6,540,000)	—
Net income (loss)	488,588	(10,266,083)
Net income (loss) per share(2):
Basic	0.03	(0.54)
Diluted	0.03	(0.54)
Weighted average shares used in the computation of net income (loss) per share(2):
Basic	18,134,026	19,103,374
Diluted	18,859,969	19,103,374

BUSINESS HIGHLIGHTS

Brokerage

Revenues from institutional brokerage were $23.8 million in the third quarter compared to $22.5 million in the second quarter, and $22.2 million in the third quarter a year ago.  “The steady sequential increase in brokerage revenues is a positive sign.  We expect that this trend will continue as we build out our research product and see improvements in the economy,” commented Mr. Loehr.

Investment Banking

Revenues from investment banking were $4.7 million in the third quarter compared to revenues of $1.7 million in the second quarter and up from revenues of $2.7 million in the third quarter a year ago.  “It is refreshing to see the capital markets environment improve.  During the quarter, we worked on public offerings involving Accenture, Amis, InterVideo and Atari,” said Mr. Loehr.

Loss on Investments

The Company reported losses on investments in the third quarter of $0.6 million, compared with reported losses of $0.4 million last quarter and $3.5 million in the comparable quarter last year.  These losses consist primarily of write-downs on private equity investments made in earlier periods.  The Company evaluates each investment, its cash position and future requirements as well as any pending liquidity events on financings.

EXPENSES

Total expenses were $36.1 million compared to $29.9 million in the previous quarter and $35.1 million in the third quarter a year ago.  The increase in expenses for the quarter was primarily due to increased compensation costs and additional marketing and business development efforts. “We continue to invest in our research, distribution and trading platforms to build for current and future growth”, commented Mr. Loehr. “We are also modestly adding to our investment banking resources on an opportunistic basis”.  Headcount was 235 at September 30, 2003, which is up slightly from 225 at June 30, 2003 and is relatively unchanged from 231 at September 30, 2002.

Compensation and Benefits

Compensation and benefits accounted for $22.7 million of total expenses, an increase from $17.6 million in the second quarter and $19.3 million in the third quarter a year ago.

INCOME TAX BENEFIT

The Company recorded an income tax benefit of $6.5 million in the quarter resulting from an income tax refund claim due to a change in Federal tax laws.  In the results for the third quarter, this benefit was partially offset by a compensation expense of $4.1 million as the Company invests in people to build out research capability.

LIQUIDITY & BOOK VALUE

The Company ended the quarter with a strong liquidity position of $137.1 million, or $6.61 per common share.  Book value(1) and tangible book value per share as of September 30, 2003 were $9.98 and $6.74 per share, respectively.

NEW HIRES

The Company expanded its research department during the quarter with the hires of Ronald Renaud as a Principal and equity research analyst following the Biotechnology industry and Glen Santangelo as Principal and equity research analyst following the Healthcare Technology and Distribution industry.  During the quarter, SoundView also added Cary Potter as Managing Director and senior sales trader.   In September, John Chalsty replaced Edward Fleischman on the Board of Directors.

OUTLOOK

“We continue to invest in and expand our research capabilities. We believe that this expansion will result in the growth of our brokerage revenue in future quarters with improving economic conditions.,” said Mr. Loehr.  “As the capital raising environment improves, we anticipate our investment banking revenues will follow suit and result in increased business in the coming quarters.”

About SoundView Technology Group, Inc.

SoundView Technology Group, Inc. (NASDAQ: SNDV) is the parent of SoundView Technology Corp, a research-driven securities firm focused on technology and other growth sectors.  SoundView’s services include institutional sales & trading, investment banking, M&A, and venture capital.  For more information, please see www.soundview.com.

Important Information Regarding Statements Made In This Release

The statements in this news release that are not historical facts, including, most importantly, information concerning possible results of operations, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements preceded by, followed by, or that include the words “believe,” “position,” “continue” and “committed,” or similar expressions typically constitute “forward-looking statements.”  These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or those of the industry in which we operate, to be materially different from any expected future results, performance or achievements expressed or implied in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those economic factors that affect the market for capital raising, including initial public offerings, levels of retail and institutional trading of equity securities, the impact of trading in decimals on market making profitability, merger and acquisition activity, the effect of proposed new regulations relating to equity stock analysts and the climate for venture capital investing, as well as those identified in the periodic reports filed by SoundView Technology Group from time to time with the Securities and Exchange Commission.

(tables follow)

(1) Non-GAAP measures or alternatively Supplemental Performance measures

As supplemental information, we provide two non-GAAP performance measures, operating income (loss) and book value. Operating income is defined as GAAP net income adjusted by adding back the following non cash charges: stock based compensation expense, depreciation and amortization, amortization of intangible assets and goodwill impairment. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for Net Income. Management believes that operating income is a useful adjunct to Net Income and other measures under GAAP because it is a meaningful measure of the Company’s ability to control cash costs and meet future working capital needs to fund future growth. The Company also believes this measure provides investors with an additional comparative measure as accounting policies, depreciation and amortization and growth strategies can vary significantly between companies. Other special non cash charges such as loss on consolidation of office space and discontinuance of European operations may be excluded, as they are associated with unusual or infrequent events, many of which do not meet the GAAP definition of non-recurring items.

Book value is calculated as the sum of stockholders’ equity, proceeds from the assumed repayment of a note receivable for the sale of common stock and proceeds from the assumed exercise of vested in-the-money options and warrants. Tangible book value is the result of book value as previously defined after the exclusion of intangible assets. To calculate book value and tangible book value per share, the Company divides book value and tangible book value, as defined, by the total number of shares of common stock outstanding and vested in-the–money options and warrants. The Company believes that these measures provide investors with a meaningful additional comparative metric as the stock price of companies in our industry tend to trade based upon these values as well as other GAAP measures.

(2) All share and per share amounts for 2002 and 2003 have been retroactively adjusted to give effect to the one-for-five reverse stock split which became effective before the market opened on June 30, 2003.

SOUNDVIEW TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Nine Months Ended		Three Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

REVENUES:
Investment banking	$8,167,168	$9,329,427	$4,738,803	$2,737,553
Brokerage	66,253,476	74,683,643	23,799,540	22,175,634
Asset management fees	4,289,363	4,513,468	1,429,988	1,556,202
Interest and investment income	2,460,981	3,158,877	723,549	681,333
Losses on investments	(1,701,704)	(6,940,922)	(599,001)	(3,459,048)
Total revenues	79,469,284	84,744,493	30,092,879	23,691,674

EXPENSES:
Compensation and benefits	55,670,462	67,709,113	22,736,461	19,326,241
Brokerage and clearance	9,929,298	12,944,637	3,214,754	4,384,021
Marketing and business development	3,351,065	5,800,109	1,332,035	1,769,899
Amortization of intangible assets and goodwill	3,056,247	4,049,305	1,018,749	1,281,249
Impairment of intangible asset	—	1,130,550	—	—
Professional services	4,107,252	4,701,571	1,948,089	1,220,880
Communications and technology	6,109,065	8,765,975	2,157,613	1,957,788
Discontinuance of European operations	—	6,271,000	—	—
Depreciation and amortization	3,387,552	4,482,668	1,118,854	1,209,663
Occupancy	5,031,188	5,613,119	1,742,296	1,630,858
Loss from consolidation of office space	—	9,080,087	—	600,289
Other	2,426,470	4,043,141	875,440	1,762,744
Total expenses	93,068,599	134,591,275	36,144,291	35,143,632
Net loss before gain on strategic investment, income taxes and minority interest	(13,599,315)	(49,846,782)	(6,051,412)	(11,451,958)
Gain on strategic investment	—	2,371,750	—	1,185,875
Net loss before income taxes and minority interest	(13,599,315)	(47,475,032)	(6,051,412)	(10,266,083)
Income tax (benefit) provision	(8,295,115)	20,192,805	(6,540,000)	—
Minority interest in net loss of subsidiary	—	8,087,811	—	—
Net income (loss)	$(5,304,200)	$(59,580,026)	$488,588	$(10,266,083)
Net income (loss) per share(2):
Basic	$(0.29)	$(3.14)	$0.03	$(0.54)
Diluted	$(0.29)	$(3.14)	$0.03	$(0.54)
Weighted average shares used in the computation of net income (loss) per share(2):
Basic	18,389,391	18,977,459	18,134,026	19,103,374
Diluted	18,389,391	18,977,459	18,859,969	19,103,374

 SOUNDVIEW TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS

CASH AND CASH EQUIVALENTS	$48,845,132	$72,863,574

OTHER SHORT TERM INVESTMENTS	81,103,623	76,048,146

RECEIVABLE FROM CLEARING BROKER	7,193,875	8,182,560

SECURITIES OWNED, at market or fair value	4,667,027	4,353,810

INVESTMENT BANKING FEES RECEIVABLE	3,860,103	752,199

INVESTMENTS	15,859,029	15,560,190

INTANGIBLE ASSETS, net of accumulated amortization	69,814,922	72,871,169

FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net of accumulated depreciation and amortization	10,235,052	13,622,604

PREPAID EXPENSES	2,985,844	2,077,779

DEFERRED TAX AND OTHER ASSETS, NET	7,940,374	4,518,110

Total assets	$252,504,981	$270,850,141

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Securities sold but not yet purchased, at market value	$285,791	$6,755
Accounts payable and accrued expenses	4,158,749	6,097,869
Accrued compensation	19,560,667	25,543,534
Reserve for lease loss	16,296,079	19,080,636
Other liabilities	8,484,497	8,877,864
Total liabilities	48,785,783	59,606,658

STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	203,719,198	211,243,483
Total liabilities and stockholders’ equity	$252,504,981	$270,850,141

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SOUNDVIEW TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO OPERATING INCOME (LOSS) PER SHARE

		Earnings per share(2)
Nine months ended September 30, 2003:		Basic	Diluted
GAAP net loss	$(5,304,200)	$(0.29)	$(0.29)
Add back non-cash expenses:
Stock based compensation expense	6,661,732	0.36	0.36
Depreciation and amortization	3,387,552	0.18	0.18
Amortization of intangible assets	3,056,247	0.17	0.16
Operating income	$7,801,331	$0.42	$0.42

Weighted average shares used in the computation of net income per share:		18,389,391	18,750,690

		Earnings per share(2)
Three months ended September 30, 2003:		Basic	Diluted
GAAP net income	$488,588	$0.03	$0.03
Add back non-cash expenses:
Stock based compensation expense	1,803,557	0.10	0.10
Depreciation and amortization	1,118,854	0.06	0.06
Amortization of intangible assets	1,018,749	0.06	0.05
Operating income	$4,429,748	$0.24	$0.23

Weighted average shares used in the computation of net income per share:		18,134,026	18,859,969

		Earnings per share(2)
Three months ended June 30, 2003:		Basic	Diluted
GAAP net loss	$(2,343,322)	$(0.13)	$(0.13)
Add back non-cash expenses:
Stock based compensation expense	2,401,694	0.13	0.13
Depreciation and amortization	1,130,674	0.06	0.06
Amortization of intangible assets	1,018,749	0.06	0.05
Operating income	$2,207,795	$0.12	$0.12

Weighted average shares used in the computation of net income per share:		18,380,608	18,673,592

		Earnings per share(2)
Nine months ended September 30, 2002:		Basic	Diluted
GAAP net loss	$(59,580,026)	$(3.14)	$(3.14)
Add back non-cash expenses:
Stock based compensation expense	7,939,166	0.42	0.42
Depreciation and amortization	4,482,668	0.24	0.24
Amortization of intangible assets	4,049,305	0.21	0.21
Income tax expense	20,192,805	1.06	1.06
Loss from consolidation of office space	786,179	0.04	0.04
Discontinuance of European operations	(7,159,904)	(0.38)	(0.38)
Impairment of goodwill	1,130,550	0.06	0.06
Operating loss	$(28,159,257)	$(1.48)	$(1.48)

Weighted average shares used in the computation of net loss per share:		18,977,459	18,977,459

		Earnings per share(2)
Three months ended September 30, 2002:		Basic	Diluted
GAAP net loss	$(10,266,083)	$(0.54)	$(0.54)
Add back (deduct) non-cash expenses:
Stock based compensation expense	2,398,039	0.13	0.13
Depreciation and amortization	1,209,663	0.06	0.06
Other	(319,998)	(0.02)	(0.02)
Amortization of intangible assets	1,281,249	0.07	0.07
Operating loss	$(5,697,130)	$(0.30)	$(0.30)

Weighted average shares used in the computation of net loss per share:		19,103,374	19,103,374

CALCULATION OF BOOK VALUE AND TANGIBLE BOOK VALUE

Stockholders’ equity	$203,719,198
Proceeds from the assumed repayment of a note receivable for the sale of common stock	5,750,000
Proceeds from the assumed exercises of vested in-the-money options and warrants outstanding	5,711,256
Book value	215,180,454
Less: intangible assets	(69,814,922)
Tangible book value	$145,365,532

Net common stock outstanding	20,750,001
Vested in-the-money options and warrants outstanding	812,782
Assumed shares outstanding	21,562,783

Book value per share	$9.98
Tangible book value per share	$6.74

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